EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	Lucas Sullivan Director Financial Planning & Analysis (203) 849-7938

FTI Consulting, Inc. Investors: Blake Mueller (718) 578-3706

EMCOR GROUP, INC. REPORTS RECORD THIRD QUARTER 2026 RESULTS

Revenues of $5.54 billion, 28.8% Increase Year-over-Year
Operating Income of $545.8 million and Operating Margin of 9.8%
Non-GAAP Operating Income of $579.8 million and Non-GAAP Operating Margin of 10.5%
Diluted EPS of $9.04, 37.6% Increase Year-over-Year
Non-GAAP Diluted EPS of $9.60, 46.1% Increase Year-over-Year
Remaining Performance Obligations of $18.57 billion, 47.2% Increase Year-over-Year
Increases 2026 Revenue Guidance Range to $20.6 billion - $21.0 billion from $20.0 billion - $20.5 billion
Increases 2026 Non-GAAP Diluted EPS Guidance Range to $34.50 - $35.50 from $32.00 - $33.25
Increases Share Repurchase Program $500 million

NORWALK, CONNECTICUT, October 29, 2026 - EMCOR Group, Inc. (NYSE: EME) today reported results for the quarter ended September 30, 2026.

Third Quarter 2026 Results of Operations

For the third quarter of 2026, revenues totaled a quarterly record of $5.54 billion, an increase of 28.8%, compared to revenues of $4.30 billion for the third quarter of 2025. On an organic basis, when adjusting for incremental acquisition contribution and the impact of the sale of the Company's United Kingdom operations in 2025, third quarter revenues increased by 25.5%.

Net income for the third quarter of 2026 was $399.9 million, or $9.04 per diluted share, compared to net income of $295.4 million, or $6.57 per diluted share, for the third quarter of 2025. Net income for the third quarter of 2026 included a non-cash impairment loss on identifiable intangible assets of $34.0 million, or $24.7 million after taxes. Excluding such impairment, non-GAAP net income for the third quarter of 2026 was $424.7 million, or $9.60 per diluted share.

Operating income for the third quarter of 2026 was $545.8 million, or 9.8% of revenues, compared to operating income of $405.7 million, or 9.4% of revenues, for the third quarter of 2025. Excluding the previously referenced impairment loss, non-GAAP operating income for the third quarter of 2026 was $579.8 million, or 10.5% of revenues. Operating income included depreciation and amortization expense (inclusive of amortization of identifiable intangible assets) of $57.3 million and $47.8 million for the third quarter of 2026 and 2025, respectively.
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EMCOR Reports Third Quarter 2026 Results	Page 2

Refer to the attached tables for a reconciliation of organic revenue growth, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.

Selling, general and administrative expenses for the third quarter of 2026 totaled $528.4 million, or 9.5% of revenues, compared to $429.6 million, or 10.0% of revenues, for the third quarter of 2025.

The Company's income tax rate for the third quarter of 2026 was 27.2%, compared to 27.5% for the third quarter of 2025.

Remaining performance obligations (“RPOs”) as of September 30, 2026 were a record $18.57 billion, compared to $12.61 billion as of September 30, 2025, an increase of $5.96 billion year-over-year, due to new contract awards across the majority of the sectors in which the Company operates. The most significant RPO growth occurred within the Network and Communications market sector as mission critical facilities continue to require substantial electrical infrastructure and increasingly sophisticated cooling systems. The Company also benefited from a broad range of customer investments across other large end markets, including the Healthcare, Water and Wastewater, Institutional, and Manufacturing and Industrial sectors.

Tony Guzzi, Chairman, President, and Chief Executive Officer of EMCOR, commented, “EMCOR delivered another quarter of exceptional growth, margin performance, operating cash flow, and capital allocation. Our strong revenue growth, coupled with excellent field execution and improved SG&A leverage, resulted in meaningful expansion of our operating margin. We continued to outgrow the broader non-residential construction market, reinforcing the depth of demand for our services."

First Nine Months 2026 Results of Operations

Revenues for the first nine months of 2026 totaled $15.32 billion, an increase of 22.9%, compared to revenues of $12.47 billion for the first nine months of 2025. On an organic basis, when adjusting for incremental acquisition contribution and the impact of the sale of the Company's United Kingdom operations in 2025, revenues for the first nine months of 2026 increased by 20.8%.

Net income for the first nine months of 2026 was $1.11 billion, or $24.93 per diluted share, compared to net income of $838.2 million, or $18.53 per diluted share, for the first nine months of 2025. Net income for the first nine months of 2026 included a non-cash impairment loss on identifiable intangible assets of $34.0 million, or $24.7 million after taxes. Net income for the first nine months of 2025 included $9.4 million, or $6.9 million after taxes, of transaction related costs associated with the acquisition of Miller Electric Company. Excluding these items, non-GAAP net income for the first nine months of 2026 was $1.13 billion, or $25.48 per diluted share, and non-GAAP net income for the first nine months of 2025 was $845.2 million, or $18.68 per diluted share.

Operating income for the first nine months of 2026 was $1.50 billion, or 9.8% of revenues, compared to operating income of $1.14 billion, or 9.1% of revenues, for the first nine months of 2025. Excluding the previously referenced impairment loss in 2026 and transaction costs in 2025, non-GAAP operating income for the first nine months of 2026 was $1.53 billion, or 10.0% of revenues, and non-GAAP operating income for the first nine months of 2025 was $1.15 billion, or 9.2% of revenues. Operating income included depreciation and amortization expense (inclusive of amortization of identifiable intangible assets) of $164.1 million and $136.4 million for the first nine months of 2026 and 2025, respectively.
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EMCOR Reports Third Quarter 2026 Results	Page 3

Refer to the attached tables for a reconciliation of organic revenue growth, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.

Selling, general and administrative expenses totaled $1.46 billion, or 9.6% of revenues, for the first nine months of 2026, compared to $1.25 billion, or 10.0% of revenues, for the first nine months of 2025.

The Company's income tax rate was 26.6% for the first nine months of 2026, compared to 26.7% for the first nine months of 2025.

Mr. Guzzi continued, “We performed extremely well during the first nine months of 2026, demonstrating the value of our differentiated technical capabilities and strength of our operating model. Our field leaders continued to exhibit discipline and precision while executing some of the industry's largest and most technically complex projects. The expertise of our foremen, superintendents, project managers, and operating leaders drives safe, reliable execution and supports repeat business with our customers. As we close 2026, we remain well-positioned to capitalize on the long-term demand trends supporting our business, while creating further value for our shareholders."

Full-Year 2026 Guidance

Based on the momentum the Company has experienced year-to-date, along with near-term visibility, EMCOR now expects the following for full year 2026:

	Current Guidance (10/29/26)	Previous Guidance (7/30/26)
Revenues	$20.6 billion – $21.0 billion	$20.0 billion – $20.5 billion
Non-GAAP Operating Margin*	~10%	9.5% – 9.8%
Non-GAAP Diluted EPS*	$34.50 – $35.50	$32.00 – $33.25
* Excludes impairment loss on identifiable intangible assets.

Increases Share Repurchase Program

The Company also announced that its Board of Directors has authorized an additional $500 million for the purchase of shares of its outstanding common stock under its existing share repurchase program.

Tony Guzzi, Chairman, President, and Chief Executive Officer of EMCOR, remarked, “The increase in our share repurchase authorization reflects our strong financial position, confidence in the long-term prospects of our business, and commitment to balanced and disciplined capital allocation. Our capital allocation strategy supports long-term value creation and has provided the foundation for our compounding record of success."

Repurchases under the program will be funded by the Company’s operations. Shares will be repurchased from time to time on the open market or through privately negotiated transactions at the Company’s discretion, subject to market conditions, and in accordance with applicable regulatory requirements. The share repurchase program has no expiration date and does not obligate the Company to acquire any particular amount of common stock and may be suspended, recommenced, or discontinued at any time or from time to time without prior notice.
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EMCOR Reports Third Quarter 2026 Results	Page 4

Third Quarter 2026 Earnings Conference Call Information

EMCOR Group's third quarter conference call will be broadcast live via the internet today, Thursday, October 29, at 10:30 AM Eastern Daylight Time and can be accessed through the Company's website at www.emcorgroup.com.

About EMCOR

A Fortune 500 company and a member of the S&P 500, EMCOR Group, Inc. is a leader in mechanical and electrical construction services, industrial and energy infrastructure, and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors on the landing page of the Company's website and in the “Investor Relations” section of the website at www.emcorgroup.com/investor-relations. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

Forward Looking Statements:

This release and related presentation contain forward-looking statements. Such statements speak only as of October 29, 2026, and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements include statements regarding anticipated future operating and financial performance; financial guidance and projections underlying that guidance; the nature and impact of our remaining performance obligations; the timing of future projects; our ability to support organic growth and balanced capital allocation, including the anticipated impact of our strategic investments; the financial and operational impact of acquisitions and/or dispositions; our competitiveness, market opportunities, and growth prospects; customer trends; and project mix. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, adverse effects of general economic conditions; domestic and international political developments and/or conflicts; changes in the specific markets for EMCOR’s services; weakness of the sectors from which we generate revenues; adverse business conditions; scarcity of skilled labor; productivity challenges; the nature and extent of supply chain disruptions impacting availability and pricing of materials; inflationary trends, including fluctuations in energy costs; the impact of legislation, government regulations, permitting requirements, moratoriums, or other governmental actions; changes in foreign trade policy including the effect of tariffs; changes in interest rates; the lack of availability of adequate levels of surety bonding; increased competition; the impact of legal proceedings, claims, lawsuits, or governmental investigations; and unfavorable developments in the mix of our business. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2025 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating our business, including any forward-looking statements.

Non-GAAP Measures:

This release and related presentation also include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

In addition, forecast non-GAAP diluted earnings per share and non-GAAP operating margin for full-year 2026 are forward-looking non-GAAP financial measures. The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP on a forward-looking basis because such reconciliations are not accessible with reasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of adjustments such as impairments that impact comparability and the periods in which such items may be recognized.

EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)
(Unaudited)

	For the quarters ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Revenues	$5,541,520	$4,301,529	$15,324,645	$12,473,301
Cost of sales	4,433,302	3,466,216	12,330,098	10,081,499
Gross profit	1,108,218	835,313	2,994,547	2,391,802
Selling, general and administrative expenses	528,426	429,617	1,463,570	1,252,138
Impairment loss on identifiable intangible assets	34,000	—	34,000	—
Operating income	545,792	405,696	1,496,977	1,139,664
Net periodic pension income	—	56	—	165
Interest income, net	3,766	1,838	14,315	3,985
Income before income taxes	549,558	407,590	1,511,292	1,143,814
Income tax provision	149,628	112,217	402,184	305,604
Net income	$399,930	$295,373	$1,109,108	$838,210

Basic earnings per common share	$9.06	$6.59	$25.00	$18.59

Diluted earnings per common share	$9.04	$6.57	$24.93	$18.53

Weighted average shares of common stock outstanding:
Basic	44,118,989	44,794,790	44,364,696	45,078,735
Diluted	44,245,706	44,968,308	44,491,534	45,238,610

Dividends declared per common share	$0.40	$0.25	$1.20	$0.75

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited) September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$774,752	$1,111,968
Accounts receivable, net	5,529,343	4,241,177
Contract assets	465,548	337,717
Inventories	194,549	126,252
Prepaid expenses and other	106,274	120,231
Total current assets	7,070,466	5,937,345
Property, plant, and equipment, net	303,334	253,277
Operating lease right-of-use assets	526,027	439,029
Goodwill	1,711,905	1,412,414
Identifiable intangible assets, net	1,441,074	1,108,828
Other assets	183,354	140,506
Total assets	$11,236,160	$9,291,399
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,411,866	$1,227,428
Contract liabilities	2,968,666	2,327,360
Accrued payroll and benefits	1,103,452	870,154
Other accrued expenses and liabilities	450,865	340,785
Operating lease liabilities, current	110,543	99,213
Total current liabilities	6,045,392	4,864,940
Operating lease liabilities, long-term	449,971	368,996
Other long-term obligations	463,870	382,482
Total liabilities	6,959,233	5,616,418
Equity:
Total EMCOR Group, Inc. stockholders’ equity	4,275,890	3,673,944
Noncontrolling interests	1,037	1,037
Total equity	4,276,927	3,674,981
Total liabilities and equity	$11,236,160	$9,291,399

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2026 and 2025
(In thousands) (Unaudited)

	2026	2025
Cash flows - operating activities:
Net income	$1,109,108	$838,210
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,962	49,426
Amortization of identifiable intangible assets	106,164	86,967
Provision for credit losses	6,183	5,402
Deferred income taxes	(19,236)	8,930
Excess tax benefits from share-based compensation	(8,011)	(4,250)
Non-cash expense for impairment of identifiable intangible assets	34,000	—
Non-cash share-based compensation expense	19,695	16,742
Other reconciling items	1,392	(2,038)
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(220,626)	(221,730)
Net cash provided by operating activities	1,086,631	777,659
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(797,375)	(900,496)
Proceeds from sale or disposal of property, plant, and equipment	2,469	3,608
Purchases of property, plant, and equipment	(97,014)	(80,831)
Net cash used in investing activities	(891,920)	(977,719)
Cash flows - financing activities:
Proceeds from revolving credit facility	150,000	525,000
Repayments of revolving credit facility	(150,000)	(525,000)
Repayments of finance lease liabilities	(2,016)	(2,082)
Dividends paid to stockholders	(53,251)	(33,832)
Repurchases of common stock	(456,501)	(432,165)
Taxes paid related to net share settlements of equity awards	(18,401)	(14,054)
Payments for contingent consideration arrangements	(1,758)	(12,038)
Distributions to noncontrolling interests	—	(856)
Net cash used in financing activities	(531,927)	(495,027)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	11,009
Decrease in cash, cash equivalents, and restricted cash	(337,216)	(684,078)
Cash, cash equivalents, and restricted cash at beginning of year (1)	1,111,968	1,340,395
Cash, cash equivalents, and restricted cash at end of period (2)	$774,752	$656,317
_________
(1)Includes $0.8 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheet as of December 31, 2024.
(2)Includes $1.2 million of restricted cash classified as “Assets held for sale” in the Consolidated Balance Sheet as of September 30, 2025.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands, except for percentages) (Unaudited)

	For the quarters ended September 30,
	2026	% of Total	2025	% of Total
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,854,963	34%	$1,285,269	30%
United States mechanical construction and facilities services	2,546,679	46%	1,779,279	41%
United States building services	852,369	15%	813,879	19%
United States industrial services	287,509	5%	286,914	7%
Total United States operations	5,541,520	100%	4,165,341	97%
United Kingdom building services	—	—%	136,188	3%
Consolidated revenues	$5,541,520	100%	$4,301,529	100%

	For the nine months ended September 30,
	2026	% of Total	2025	% of Total
Revenues from unrelated entities:
United States electrical construction and facilities services	$4,964,878	32%	$3,713,360	30%
United States mechanical construction and facilities services	6,873,893	45%	5,107,139	41%
United States building services	2,462,724	16%	2,349,761	19%
United States industrial services	1,023,150	7%	926,988	7%
Total United States operations	15,324,645	100%	12,097,248	97%
United Kingdom building services	—	—%	376,053	3%
Consolidated revenues	$15,324,645	100%	$12,473,301	100%

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands, except for percentages) (Unaudited)

	For the quarters ended September 30,
	2026	% of Segment Revenues	2025	% of Segment Revenues
Operating income (loss):
United States electrical construction and facilities services	$247,003	13.3%	$145,200	11.3%
United States mechanical construction and facilities services	308,238	12.1%	229,296	12.9%
United States building services	66,193	7.8%	59,390	7.3%
United States industrial services	5,120	1.8%	6,292	2.2%
Total United States operations	626,554	11.3%	440,178	10.6%
United Kingdom building services	—	—	7,563	5.6%
Corporate administration	(46,762)	—	(42,045)	—
Impairment loss on identifiable intangible assets	(34,000)	—	—	—
Consolidated operating income	545,792	9.8%	405,696	9.4%
Other items:
Net periodic pension income	—		56
Interest income, net	3,766		1,838
Income before income taxes	$549,558		$407,590

	For the nine months ended September 30,
	2026	% of Segment Revenues	2025	% of Segment Revenues
Operating income (loss):
United States electrical construction and facilities services	$652,901	13.2%	$438,901	11.8%
United States mechanical construction and facilities services	816,520	11.9%	654,780	12.8%
United States building services	170,017	6.9%	145,858	6.2%
United States industrial services	27,499	2.7%	12,633	1.4%
Total United States operations	1,666,937	10.9%	1,252,172	10.4%
United Kingdom building services	—	—	20,975	5.6%
Corporate administration	(135,960)	—	(133,483)	—
Impairment loss on identifiable intangible assets	(34,000)	—	—	—
Consolidated operating income	1,496,977	9.8%	1,139,664	9.1%
Other items:
Net periodic pension income	—		165
Interest income, net	14,315		3,985
Income before income taxes	$1,511,292		$1,143,814

EMCOR GROUP, INC.
RECONCILIATION OF ORGANIC REVENUE GROWTH
(In thousands, except for percentages) (Unaudited)

The following table provides a reconciliation between organic revenue growth, a non-GAAP measure, and total revenue growth for the quarter and nine months ended September 30, 2026.

	For the quarter ended September 30, 2026		For the nine months ended September 30, 2026
	$	%	$	%
GAAP revenue growth	$1,239,991	28.8%	$2,851,344	22.9%
Incremental revenues from acquisitions	(313,275)	(7.3)%	(716,608)	(5.7)%
Impact of lost revenues resulting from sale of United Kingdom operations	136,188	4.0%	376,053	3.6%
Organic revenue growth, a non-GAAP measure	$1,062,904	25.5%	$2,510,789	20.8%

EMCOR GROUP, INC.
RECONCILIATION OF OTHER NON-GAAP MEASURES
(In thousands, except for percentages and per share data) (Unaudited)
In our press release, we provide non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per common share for the quarter and nine months ended September 30, 2026 and 2025. The following tables provide a reconciliation between these amounts determined on a non-GAAP basis and the most directly comparable GAAP measures.

	For the quarter ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
GAAP operating income	$545,792	$405,696	$1,496,977	$1,139,664
Impairment loss on identifiable intangible assets	34,000	—	34,000	—
Transaction expenses related to the acquisition of Miller Electric	—	—	—	9,353
Non-GAAP operating income	$579,792	$405,696	$1,530,977	$1,149,017

	For the quarter ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
GAAP operating margin	9.8%	9.4%	9.8%	9.1%
Impairment loss on identifiable intangible assets	0.6%	—%	0.2%	—%
Transaction expenses related to the acquisition of Miller Electric	—%	—%	—%	0.1%
Non-GAAP operating margin	10.5%	9.4%	10.0%	9.2%
________________________
Amounts presented in this table may not foot due to rounding.

	For the quarter ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
GAAP net income	$399,930	$295,373	$1,109,108	$838,210
Impairment loss on identifiable intangible assets	34,000	—	34,000	—
Tax effect of impairment loss on identifiable intangible assets	(9,257)	—	(9,257)	—
Transaction expenses related to the acquisition of Miller Electric	—	—	—	9,353
Tax effect of transaction expenses related to the acquisition of Miller Electric	—	—	—	(2,410)
Non-GAAP net income	$424,673	$295,373	$1,133,851	$845,153

	For the quarter ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
GAAP diluted earnings per common share	$9.04	$6.57	$24.93	$18.53
Impairment loss on identifiable intangible assets	0.77	—	0.76	—
Tax effect of impairment loss on identifiable intangible assets	(0.21)	—	(0.21)	—
Transaction expenses related to the acquisition of Miller Electric	—	—	—	0.20
Tax effect of transaction expenses related to the acquisition of Miller Electric	—	—	—	(0.05)
Non-GAAP diluted earnings per common share	$9.60	$6.57	$25.48	$18.68

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